Exhibit 99.1
STREAMLINE HEALTH SOLUTIONS, INC.
News Release of Streamline Health Solutions, Inc. Dated November 26, 2007
News Release
Visit our web site at: www.streamlinehealth.net

COMPANY CONTACT:
Paul W. Bridge, Jr.
Chief Financial Officer
(513) 794-7100
FOR IMMEDIATE RELEASE
STREAMLINE HEALTH SOLUTIONS, INC.
REPORTS THIRD QUARTER RESULTS
Cincinnati, Ohio, November 26, 2007 -— Streamline Health Solutions, Inc. (NASDAQ Capital Market: STRM) today announced the financial results for the third fiscal quarter and first nine months ended October 31, 2007.
GAAP Revenues for the fiscal third quarter increased 10% to $3.9 million, compared with $3.6 million reported in the third quarter of last year. The operating profit for the quarter was $16 thousand compared with an operating loss of $297 thousand in the comparable prior quarter. The net earnings for the third quarter were $3 thousand, or $0.00 per basic and diluted common share, compared with a net loss of $334 thousand, or a $0.04 loss per basic and diluted common share in the third quarter of last year.
GAAP Revenues for the first nine months were $10.9 million, when compared with $12 million reported in the comparable period of last year. The operating loss was $1.5 million compared with an operating loss of $127 thousand in the comparable prior period. The net loss for the period was $1.5 million, or a $0.16 loss per basic and diluted common share, when compared with a net loss of $199 thousand, or a $0.02 loss per basic and diluted common share in the comparable prior period.

In addition to using GAAP results in evaluating the business, management also believes it is useful to evaluate results using non-GAAP measures. Using a non-GAAP measure, the Company reported non-GAAP revenue year-to-date of $12 million, which includes approximately $1.1 million in software licensing revenues and excludes approximately $1 million in services and 3rd party components contracted for in the second quarter. On a non-GAAP basis, to include the software licensing revenues noted above, the operating loss year-to-date was $384 thousand, and the net loss was $411 thousand, or a $0.04 loss per basic and diluted common share. This software license revenue can not be recognized under GAAP until such time as the site specific integration of our standard software required by the customer can be completed.
See “DISCUSSION OF NON-GAAP FINANCIAL MEASURES” below for further information on the Company’s non-GAAP measures.
Brian Patsy, Streamline Health’s president and chief executive officer commented, “The results for the third quarter reflect a significant increase in our professional services revenues as we accelerate the implementation of contracts in our backlog. However, system sales, as with the two previous quarters, were below our expectations as negotiations continue on several significant contracts. Subsequent to the end of the quarter we did sign and announced a large anticipated system sale with a multi-hospital healthcare organization located in the northeastern region of the US. This was an important win for us because of the significant revenue and backlog contribution for software and services from this transaction as a result of the culmination of protracted contract negotiations through our largest remarketing partner. When considering revenue and backlog, we are on track for annual revenue and backlog contribution approximately equal to last year’s annual performance irrespective of any other transactions anticipated throughout the remainder of the fiscal year. It is also important to note that, as in prior quarters, we continue to be the vendor of choice with several other potential new customers as contract negotiations continue with each of these prospects.”
Mr. Patsy concluded: “As we announced last quarter, we signed a new agreement with an existing customer for the expansion of our advanced solution on an enterprise wide basis, in the amount of $2.1 million, of which $1.1 million would have been currently recognized as system sales under normal circumstances. However, revenue on this contract can not be recognized in fiscal year 2007 as site specific integration of our standard software is required by the customer, which we expect to complete in 2008. Had we been able to recognize the $1.1 million as system sales revenue, our year-to-date revenues and operating results would be approximately the same as last year-to-date through the third quarter. Although the reported operating performance is below our expectations, we are encouraged by the completion of the recent large system sale agreement early in the fourth quarter, and the prospect of eventually closing several other contracts still in negotiations.”

Conference Call Information
The third quarter conference call is scheduled at 10:00 a.m. Eastern Time, on Tuesday, November 27, 2007. The call will feature remarks from J. Brian Patsy, president and chief executive and Paul W. Bridge, Jr., chief financial officer.
The Conference Call will be broadcast live via the Internet. To listen, please go to www.streamlinehealth.net approximately twenty minutes before the conference call is scheduled to begin. You will need to download and install any necessary audio software. The webcast will be available at our website for the next 30 days.
About Streamline Health
Streamline Health is a leading supplier of workflow and document management tools, applications and services that assist healthcare organizations and strategic business partners’ customers to improve operational efficiencies through business process optimization. The Company provides integrated technology solutions for automating document-intensive environments, including document workflow, document management, e-forms, portal connectivity, optical character recognition (OCR), and interoperability.
The Company’s workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes throughout the revenue cycle, such as chart coding, abstracting and completion, remote physician order processing, pre-admission registration scanning and signature capture, insurance verification, secondary billing services, explanation of benefits processing, and release of information processing. The Company’s solutions also address the document workflow needs of the Human Resource and Supply Chain Management processes of the healthcare enterprise. All solutions are available for purchase or through a remote hosting services model that better matches customers’ capital or operating budget needs.
Streamline Health’s solutions create a permanent document-based repository of historical health information that is complementary and can be seamlessly integrated with existing disparate clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including secure web-based access. These integrated solutions allow providers and administrators to link existing systems with documents, which can dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart processing, document retention, and archiving.
For additional information please visit our website at http://www.streamlinehealth.net.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995
Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward-looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, key strategic alliances with vendors that resell the Company products, the ability of the Company to control costs, availability of products produced from third party vendors, the healthcare regulatory environment, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
DISCUSSION OF NON-GAAP FINANCIAL MEASURES
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it includes certain software revenue that can not be recognized due to the provision of certain product roadmaps or future deliverables as a part of the selling or contract process. We also consider the use of non-GAAP earnings helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing results of the business inclusive of software revenue that generates cash but can not be recognized due to contract provisions that include product roadmaps or future product deliverables. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and operating results. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP operating results to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue, operating results and earnings (loss) per share, allows for greater transparency in the review of our financial and operational performance. We believe that providing non-GAAP information for certain software revenue that can not be recognized allows the users of our financial statements to review both the GAAP revenue in the period, as well as the non-GAAP revenue, thus providing for enhanced understanding of our historic and future financial results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for a measure of financial performance prepared in accordance with GAAP. Furthermore, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.

Streamline Health Solutions, Inc.
Reconciliation of Supplemental Financial Information
Unaudited

	Three months ended		Nine months ended
GAAP total Revenue	$3,994,074	$3,592,113	$10,926,689	$12,023,242
Software license adjustment	—	—	1,100,000	—

Total Non-GAAP revenue	$3,994,074	$3,592,113	$12,026,689	$12,023,242

GAAP Operating income (loss)	$16,367	$(296,882)	$(1,484,550)	$(127,368)
Software license adjustment	—	—	1,100,000	—

Total Non-GAAP Operating income (loss)	$16,367	$(296,882)	$(384,550)	$(127,368)

GAAP Net earnings (loss)	$3,231	$(334,350)	$(1,511,385)	$(199,501)
Software license adjustment	—	—	1,100,000	—

Total Non-GAAP Net earnings (loss)	$3,231	$(334,350)	$(411,385)	$(199,501)

GAAP earnings (loss) per share	$0.00	$(0.04)	$(0.16)	$(0.02)
Software license adjustment	—	—	0.12	—

Total Non-GAAP earnings (loss) per share	$0.00	$(0.04)	$(0.04)	$(0.02)

STREAMLINE HEALTH SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2007	2006	2007	2006
Revenues:
Systems sales	$40,753	$561,213	$905,092	$3,476,521
Services, maintenance and support	3,031,478	2,212,044	7,356,497	6,110,393
Application-hosting services	871,843	818,856	2,665,100	2,436,328

Total revenues	3,944,074	3,592,113	10,926,689	12,023,242

Operating expenses:
Cost of systems sales	443,167	493,343	1,806,789	2,049,261
Cost of services, maintenance and support	1,101,417	956,938	3,088,605	2,649,273
Cost of application-hosting services	263,216	278,271	818,375	855,647
Selling, general and administrative	1,509,344	1,452,044	4,331,015	4,369,664
Product research and development	610,554	708,399	2,366,455	2,226,765

Total operating expenses	3,927,698	3,888,995	12,411,239	12,150,610

Operating profit (loss)	16,376	(296,882)	(1,484,550)	(127,368)
Other income expense:
Interest income	327	11,774	17,559	64,274
Interest expense	(4,472)	(24,242)	(23,848)	(107,407)
Other expense	—	—	(11,546)	—

Earnings (Loss) before taxes	12,231	(309,350)	(1,502,385)	(170,501)
Tax (provision) benefit	(9,000)	(25,000)	(9,000)	(29,000)

Net earnings (loss)	$3,231	$(334,350)	$(1,511,385)	$(199,501)

Basic net earnings (loss) per common share	$0.00	$(0.04)	$(0.16)	$(0.02)

Diluted net earnings (loss) per common share	$0.00	$(0.04)	$(0.16)	$(0.02)

Number of shares used in per common Share computation — basic	9,245,320	9,211,399	9,227,526	9,190,028

Number of shares used in per common Share computation — diluted	9,361,189	9,211,399	9,227,526	9,190,028

STREAMLINE HEALTH SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	October 31,	October 31,	January 31,
	2007	2006	2007
Assets
Current assets:
Cash	$628,665	$1,640,225	$3,316,614
Accounts receivable	1,759,878	2,161,596	2,481,313
Contract receivables	1,285,995	2,286,239	1,357,433
Allowance for doubtful accounts	(100,000)	(200,000)	(200,000)
Other	1,590,688	1,200,773	1,170,430

Total current assets	5,165,226	7,088,833	8,125,790

Property and equipment:
Computer equipment	2,228,439	2,353,969	2,132,853
Computer software	998,049	1,083,440	847,328
Office furniture, fixtures and equipment	806,341	782,768	733,320
Leasehold improvements	577,737	543,318	568,098

	4,610,566	4,763,495	4,281,599
Accumulated depreciation and amortization	(3,090,858)	(3,240,928)	(2,704,329)

	1,519,708	1,522,567	1,577,270
Contract receivables	181,381	728,541	554,888
Capitalized software development costs, net of accumulated Amortization of $6,261,568, $4,845,734 and $5,116,568 respectively	4,376,355	3,249,859	3,753,361
Other, primarily deferred tax asset	1,281,700	1,305,861	1,289,536

	$12,524,370	$13,895,661	$15,300,845

Liabilities, and stockholders’ equity

Current liabilities:
Accounts payable	$730,725	$365,627	$619,362
Accrued compensation	354,126	446,580	432,142
Accrued other expenses	459,361	615,363	541,904
Deferred revenues	3,483,620	2,739,739	3,693,668
Current portion of capitalized leases	—	89,450	91,002
Current portion of long-term debt	—	1,000,000	—

Total current liabilities	5,027,832	5,256,759	5,378,078

Non-current portion of long-term debt	—	—	1,000,000
Non-current portion of capitalized leases	—	79,390	56,049
Non-current portion of lease incentives	165,515	241,474	222,484

Stockholders’ equity:
Convertible redeemable preferred stock, $0.01 par value per share, 5,000,000 shares authorized	—	—	—
Common stock, $0.01 par value per share, 25,000,000 shares Authorized, 9,245,320 shares 9,211,399 shares and 9,211,399 shares issued, respectively	92,453	92,114	92,114
Capital in excess of par value	35,456,283	35,256,004	35,286,238
Accumulated (deficit)	(28,217,713)	(27,030,080)	(26,734,118)

Total stockholders’ equity	7,331,023	8,318,038	8,644,234

	$12,524,370	$13,895,661	$15,300,845

STREAMLINE HEALTH SOLUTIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	Nine Months
	2007	2006
Operating activities:
Net (loss)	$(1,511,386)	$(199,501)
Adjustments to reconcile net earnings to net cash provided by (used for) operating activities:
Depreciation and amortization	1,648,445	1,386,646
Share-based compensation expense	83,553	80,903
Loss on sale of fixed assets	11,546	—
Cash provided by (used for) assets and liabilities:
Accounts, contract and installment receivables	1,066,381	138,573
Other assets	(420,258)	(233,042)
Accounts payable and accrued expenses	(21,404)	(1,511,668)
Deferred revenues	(210,048)	122,555

Net cash provided by (used for) operating activities	646,829	(215,534)

Investing activities:
Purchases of property and equipment	(596,205)	(393,897)
Proceeds on the sale of fixed assets	138,775	—
Capitalization of software development costs	(1,767,994)	(1,355,664)
Other	(49,134)	(51,055)

Net cash (used for) investing activities	(2,274,558)	(1,800,616)

Financing activities:
Payment of long-term debt	(1,000,000)	(1,000,000)
Payment of capitalized leases	(147,051)	(63,162)
Exercise of stock options and stock purchase plan	86,831	85,318

Net cash (used for) financing activities	(1,060,220)	(977,844)

Decrease in cash	(2,687,949)	(2,993,994)
Cash at beginning of year	3,316,614	4,634,219

Cash at end of period	$628,665	$1,640,225

Supplemental cash flow disclosures:
Interest paid	$25,459	$107,408

Income taxes paid	$9,202	$66,537

At October 31, 2007, Streamline Health has master agreements, purchase orders or royalty reports from remarketing partners for systems and related services which have not been delivered, installed and accepted which, if fully performed, will generate future revenues of $14,106,058 compared with $15,805,426 and $13,909,523 at the end of the second and first quarter as follows:

	October 31, 2007	July 31, 2007	April 30, 2007
Streamline Health Software Licenses	$1,360,196	$1,360,196	$201,796
Custom Software	310,572	317,238	297,238
Hardware and Third Party Software	975,427	980,058	408,233
Professional Services	3,435,180	4,903,871	4,448,609
Application Hosting Services	3,187,840	4,002,995	4,465,106
Recurring Maintenance	4,836,844	4,241,068	4,088,541

TOTAL	$14,106,058	$15,805,426	$13,909,523